Exhibit 99.1
       KEYSPAN
Climate is Everything

                                                                        NEWS
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KeySpan Corporation                                        For Immediate Release

Contacts:      Investors                                    Media Relations
               George Laskaris                              Ed Yutkowitz
               718.403.2526                                 718.403.2523


                       KeySpan Corporation Completes Sale
              of its Remaining Ownership Interest in KeySpan Canada
              -----------------------------------------------------

Brooklyn, New York, December 2, 2004 - KeySpan Corporation (NYSE:KSE) announced today the successful completion of the sale of its remaining ownership interest of approximately 17.4% in its affiliate company, KeySpan Energy Canada Partnership ("KeySpan Canada"), to the KeySpan Facilities Income Fund (TSX:KEY.UN; KEY.DB) (the "Fund").

The Fund entered into an agreement to sell 10.872 million units of the Fund at a price of CND$13.90 per unit for gross total proceeds of approximately CDN$151 million. The proceeds of the offering were used by the Fund to acquire KeySpan Corporation's remaining interest in KeySpan Canada.

KeySpan Corporation will receive net proceeds of approximately CDN$143 million (or approximately US$119 million), after commissions and expenses, resulting in an estimated profit for book purposes of approximately US$19 million, after tax.

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A member of Standard & Poor's 500 Index,  KeySpan Corporation  (NYSE:KSE) is the
largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,400 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage, and owns minority interest in natural gas exploration and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island.

Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.